UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2018

GTY TECHNOLOGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37931	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 945-2898

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 27, 2018, GTY Technology Holdings Inc. (the “Company”) held its 2018 annual general meeting (the “annual meeting”). At the annual meeting, a total of 59,964,401 (86.9%) of the Company’s issued and outstanding Class A ordinary shares and Class B ordinary shares held of record as of May 30, 2018, the record date for the annual meeting, were present either in person or by proxy, which constituted a quorum. The Company’s shareholders voted on the following proposals at the annual meeting, each of which were approved. Pursuant to the Company’s second amended and restated memorandum and articles of association, until the consummation of the Company’s initial business combination, only holders of Class B ordinary shares can elect or remove directors. Therefore, only holders of Class B ordinary shares voted on the election of directors at the annual meeting. The final vote tabulation for each proposal is set forth below.

1.	To elect Paul Dacier and Charles Wert as Class A directors on the Company’s Board of Directors, each to serve on the Company’s Board in accordance with the Company’s articles of association until the 2021 annual general meeting of the Company or until his successor is elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Paul Dacier	13,800,000	0	0
Charles Wert	13,800,000	0	0

2.	To ratify the appointment by the Company’s audit committee of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,964,401	0	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTY TECHNOLOGY HOLDINGS INC.

	By:	/s/ Harry L. You
Name: Harry L. You
Title: President and Chief Financial Officer

Dated: June 27, 2018